Exhibit 99.1
INVESTOR RELATIONS UPDATE
July 27, 2006
General Comments
•	Profit Sharing / CASM — Profit sharing equals 10% of pre-tax earnings excluding transition expenses and special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is included in the CASM guidance given below.

•	Cargo / Other Revenue — Cargo / Other Revenue includes: cargo revenue, ticket change fees, excess/overweight baggage fees, contract services, simulator rental, airport clubs, Materials Service Company (MSC), and inflight service revenues.

•	Fuel — US Airways uses costless collars on Heating Oil Futures as a fuel-hedging vehicle. For Q306, the Company has 44% of its mainline fuel hedged, and expects to pay between $2.29 and $2.34 per gallon of jet fuel (including taxes and hedges). The collar range of the hedges in place is between $1.89 and $2.03 per gallon of heating oil, or an equivalent price of $71.93 per barrel of crude oil. Forecasted volume, fuel prices, hedge percentages, and equivalent price per barrel of crude oil are provided in the table below.

•	Taxes / NOLs — After the merger, US Airways and America West had a total of approximately $1.4 billion of net operating loss carryforwards (NOL) to shelter future taxable income. Of this amount approximately $1.0 billion is available to shelter federal taxable income in the calendar year 2006. Due to accumulated losses through the years ended December 31, 2005, the Company’s deferred tax asset, which includes the $1.4 billion of NOL discussed above, has been subject to a valuation allowance. As a result, when profitable, the Company’s utilization of those NOL does not result in the recognition of income tax expense for book purposes.

For Alternative Minimum Tax (AMT) purposes, only 90% of AMT NOL may offset AMT taxable income. Accordingly, of the $1.0 billion of NOL available in 2006, 10% or up to $100 million would be deemed AMT taxable income and therefore subject to tax at the AMT rate of 20%. The Company expects to book tax expense and pay cash taxes associated with AMT in 2006.

•	Share Count — During Q206, the Company had 85.9 million basic, and 94.7 million diluted weighted average shares outstanding. Both basic and diluted shares guidance is provided in the table below.

•	Cash — At the end of the second quarter 2006, the Company had approximately $3.2 billion in total cash, of which $2.2 billion was unrestricted.
Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
July 27, 2006
Mainline General Comments
•	Mainline data includes both US Airways and America West Airlines operated flights. All operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.

Mainline General Guidance	1Q06A	2Q06A	3Q06E	4Q06E	FY06E
Available Seat Miles (ASMs) (bil)	18.2	19.6	20.2	19.2	77.2
CASM ex fuel, special items, & transition expense (cts)[1]	7.82	7.71	7.15 to 7.30	7.35 to 7.50	7.40 to 7.60

Cargo / Other Revenues ($ mil)	228	225	225 to 235	225 to 235	910 to 920

Fuel Price (incl hedges and taxes) ($/gal)	1.92	2.14	2.29 to 2.34	2.32 to 2.37	2.17 to 2.22
Fuel Gallons Consumed (mil)	288	307	~315	~300	~1,210

Percent Hedged			44%	37%	41%
Heating Oil Collar Range including taxes ($/gal)			1.89 to 2.03	1.89 to 2.09	1.83 to 2.02
Jet Fuel Equivalent (incl taxes, transport, and refining margin)			2.07 to 2.27	2.04 to 2.23	1.99 to 2.18
Crude Oil Equivalent ($/bbl)			71.93	68.43	69.13

Interest Expense ($ mil)	75	72	~73	~74	~295
Interest Income ($ mil) [2]	26	34	~33	~32	~125

Merger Update ($ mil)
Transition Expense	46	35	~29	~26	~137

Capital Update ($ mil)	FY06

Merger Related	90
Other	70

Total	160

Shares Outstanding ($ and shares mil)	Basic	Diluted	Interest Addback

For Q306 through Q406
Earnings above $39.0	88.1	95.0	$2.2
Earnings up to $39.0	88.1	90.0	—
Net Loss	88.1	88.1	—

Full Year 2006
Earnings above $375	85.9	94.5	$13.9
Earnings of $153 to $375	85.9	93.5	9.6
Earnings up to $153	85.9	88.0	—
Net Loss	85.9	85.9	—
Shares outstanding are based upon several estimates including average per share stock price, stock options and restricted stock award activity, and conversion of outstanding notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.
Notes:
1.	CASM ex fuel, special items & transition expense is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Q206 interest income presented above of $34 mil excludes $7 mil in interest income recorded in Q206 from prior year federal income tax refunds for AWA.
Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
July 27, 2006
Express General Comments
•	US Airways Express is a network of nine regional airlines (2 wholly owned) operating under a code share and service agreement with US Airways and America West Airlines. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item.
Express General Guidance

	1Q06A	2Q06A	3Q06E	4Q06E	FY06E

Available Seat Miles (ASMs) (bil)	3.7	3.8	3.8	3.8	15.1
CASM ex fuel (cts) [1]	12.12	12.12	11.75 to 12.00	11.50 to 11.75	11.75 to 12.00

Fuel Price (incl taxes) ($/gal)	2.00	2.27	2.35 to 2.40	2.40 to 2.45	2.25 to 2.30
Fuel Gallons Consumed (mil)	86	89	~95	~95	~365
Express Carriers
Air Midwest Airlines, Inc. 4
Air Wisconsin Airlines Corporation
Chautauqua Airlines, Inc.
Colgan Air, Inc. 4
Mesa Airlines 3
Piedmont Airlines, Inc. 2
PSA Airlines, Inc 2
Republic Airways
Trans States Airlines, Inc. 4
Notes:
1.	CASM ex fuel expense is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Wholly owned subsidiary of US Airways Group, Inc.

3.	Subsidiary of Mesa Air Group, Inc

4.	Pro-rate agreement
Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
July 27, 2006
Fleet General Comments
•	As previously announced, the airline has a firm order for 25 Embraer 190 aircraft. The delivery schedule will begin with 3 in 4Q06, 8 in 2007, and 14 in 2008. The airline does not have any additional aircraft deliveries scheduled until 2009.

•	On July 24, 2006 the Company announced that it and Republic Airways Holdings have amended the existing partnership and will be adding 30 Embraer 175 aircraft to replace 20 existing 50 seat Embraer 145 aircraft currently operated by Republic Airways Holdings’ subsidiary, Chautauqua Airlines. The remaining 10 aircraft can replace other retiring aircraft, or be used for limited growth in 2008. The 50 seat aircraft will begin to be returned to Republic at the beginning of 2007. Deliveries of the E175 aircraft are scheduled to begin in 2007 at a rate of 1-2 airplanes per month through the summer of 2008.
Mainline Fleet Update (End of Period)

	1Q06A	2Q06A	3Q06E	4Q06E	FY06E

Mainline
ERJ-190	0	0	0	3	3
737-300	63	58	56	56	56
737-400	40	40	40	40	40
A319	93	93	93	93	93
A320	77	75	75	75	75
A321	28	28	28	28	28
A330	9	9	9	9	9
B757	47	46	46	46	46
B767	10	10	10	10	10

Total	367	359	357	360	360
Express Fleet Update (End of Period)

	1Q06A	2Q06A	3Q06E	4Q06E	FY06E
Express
DH8 (100/200/300)	65	63	63	60	60
CRJ-200	123	123	123	123	123
CRJ-700	14	14	14	14	14
CRJ-900	38	38	38	38	38
EMB-145	38	30	30	30	30
ERJ-170	28	28	28	28	28

Total	306	296	296	293	293
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
July 27, 2006
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & transition expense and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-Q for the quarter ended June 30, 2006, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
			Q306 Range		Q406 Range		FY06 Range
	Q106 Actual	Q206 Actual	Low	High	Low	High	Low	High

Mainline
Mainline Operating Expenses	$1,908	$2,189	$2,192	$2,238	$2,135	$2,179	$8,386	$8,600
Less Mainline Fuel (net of gains from fuel hedges)	527	640	721	737	696	711	2,626	2,686
Less Special Charges	(90)	—	—	—	—	—	(90)	(90)
Less Transition Expenses	46	35	29	29	26	26	137	137

Mainline Operating Expense excluding fuel, charges, and transition expense	1,425	1,514	1,442	1,472	1,413	1,442	5,713	5,867

Mainline CASM (GAAP) (cts)	10.46	11.15	10.87	11.10	11.11	11.34	10.86	11.14

Mainline CASM excluding fuel, special items, and transition expenses (Non-GAAP) (cts)	7.82	7.71	7.15	7.30	7.35	7.50	7.40	7.60

Mainline ASMs (bil)	18.2	19.6	20.2	20.2	19.2	19.2	77.2	77.2

Express
Express Operating Expenses	$616	$660	$675	$689	$668	$682	$2,596	$2,652
Less Express Fuel Expense	172	203	223	228	228	233	821	840

Express Operating Expenses excluding Fuel	444	457	451	461	440	450	1,774	1,812

Express CASM (GAAP) (cts)	16.82	17.51	17.56	17.93	17.46	17.83	17.19	17.56

Express CASM Excluding Fuel (Non-GAAP) (cts)	12.12	12.12	11.75	12.00	11.50	11.75	11.75	12.00

Express ASMs (bil)	3.7	3.8	3.8	3.8	3.8	3.8	15.1	15.1
Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD-LOOKING STATEMENTS
July 27, 2006
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group (the “Company”), expected fuel costs, the revenue and pricing environment, and expected financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the combined companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the Company to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; the impact of the resolution of remaining claims in US Airways Group’s Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and in the filings of the Company with the SEC, which are available at www.usairways.com.
Please refer to the footnotes and the forward looking statements page of this document for additional information